UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2006

Transport Corporation of America, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	0-24908	41-1386925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1715 Yankee Doodle Road Eagan, Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (651)-686-2500

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                         OTHER EVENTS

On February 28, 2006, the Company issued a press release announcing that the shareholders of Transport Corporation of America, Inc. (the “Company”) approved the Agreement and Plan of Merger, dated as of October 26, 2005 (the “Merger Agreement”), by and among the Company, Patriot Holding Corp. (“Purchaser”), and Patriot Acquisition Corp., a wholly-owned subsidiary of Purchaser (“Sub”), and the merger contemplated by the Merger Agreement. Purchaser and Sub are entities directly or indirectly controlled by Goldner Hawn Johnson & Morrison Incorporated, a Minneapolis-based private equity firm. The press release also announced that, on February 28, 2006, pursuant to the terms of the Merger Agreement, Sub was merged with and into the Company, with the Company becoming a wholly-owned subsidiary of Purchaser.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Transport Corporation of America, Inc., dated February 28, 2006, regarding shareholder approval of the Merger Agreement and the merger and the consummation of the merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSPORT CORPORATION OF AMERICA, INC.
(Registrant)

Date: February 28, 2006	By:	/s/ Michael J. Paxton
Michael J. Paxton
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Transport Corporation of America, Inc., dated February 28, 2006, regarding shareholder approval of the Merger Agreement and the merger and the consummation of the merger